EXHIBIT 3.1

                        RESTATED CERTIFICATE OF INCORPORATION

                                        OF

                            GALVESTON'S STEAKHOUSE CORP.


         Galveston's Steakhouse Corp., a corporation organized and existing under the laws of the State of Delaware hereby certifies as follows:

         1. The name of the corporation is Galveston's Steakhouse Corp. The date of filing of its original Certificate of Incorporation with the Secretary of State was June 3, 1996, under the name of Texas Loosey's Steakhouse & Saloon, Inc.

         2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

         3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

          FIRST: The name of the corporation is:  GALVESTON'S STEAKHOUSE CORP.

          SECOND: The address of its registered office in the State of Delaware is to be located at The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH: The total number of shares of stock which the corporation shall have authority to issue is TEN MILLION (10,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock"), and FIVE MILLION (5,000,000) shares of Preferred Stock, par value $.001 per share (the "Preferred Stock").

          The Preferred Stock of the corporation shall be issued by the Board of Directors of the corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the corporation may determine, from time to time.

          The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.


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

          Shares of Common Stock and Preferred Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

     FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-laws of the corporation.

          SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the corporation. Elections of directors need not be by written ballot unless the By-laws of the corporation shall so provide.

          SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

          EIGHTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          NINTH: The corporation shall to the fullest extent permitted by
Section 145 of the Delaware General Corporation Law, as the same may be amended or supplemented, or by any successor thereto, indemnify and reimburse any and all persons whom it shall have the power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in, or covered by said Section. Notwithstanding the foregoing, the indemnification provided for in this Article TENTH shall not be deemed exclusive of any other rights to which those entitled to receive indemnification or reimbursement hereunder may be

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


entitled under any By-law of the corporation, agreement, vote of stockholders or disinterested directors or otherwise.

          TENTH: No director of this corporation shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability (i) for any breach of a director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law as the same exists or hereafter may be amended or (iv) for any transaction from which the director derived an improper benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then liability of a director of the corporation, in addition to limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of directors of the corporation existing at the time of such repeal or modification.

         4. This Restated Certificate of Incorporation was duly adopted by Board Of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.


     IN WITNESS WHEREOF, said GALVESTON'S STEAKHOUSE CORP. has caused this Certificate to be signed by Richard M. Lee, its Chief Executive Officer, this 31st day of January, 1997.

                          GALVESTON'S STEAKHOUSE CORP.

                                    By:   /s/ Richard M. Lee
                                          Richard M. Lee,
                                          President and Secretary



CORPORATE SEAL

Exhibit 3.2
                      CERTIFICATE OF CORRECTION FILED TO CORRECT
                      A CERTAIN ERROR IN THE RESTATED CERTIFICATE
                       OF INCORPORATION OF GALVESTON'S STEAKHOUSE
                     CORP. FILED IN THE OFFICE OF THE SECRETARY OF
                         STATE OF DELAWARE ON FEBRUARY 27, 1997


         Galveston's Steakhouse Corp., a corporation organized and existing under and by virtue of General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         1.       The name of corporation is Galveston's Steakhouse Corp.

         2. That a Restated Certificate of Incorporation was filed by the Secretary of State of Delaware on February 27, 1997 and that said Restated Certificate of Incorporation requires correction as permitted by Section 103 of the General Corporation Law of the State of the Delaware.

         3. The inaccuracy or defect of said Restated Certificate of Incorporated to be corrected as follows:


         The Restated Certificate of Incorporation did not include the designations of the Company's Series B Convertible Preferred Stock in Article Fourth thereof.

         4. Article Fourth of the Restated Certificate of Incorporation is corrected to read as follows:

          FOURTH: The total number of shares of stock which the corporation shall have authority to issue is TEN MILLION (10,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock"), and FIVE MILLION (5,000,000) shares of Preferred Stock, par value $.001 per share (the "Preferred Stock").

          The Preferred Stock of the corporation shall be issued by the Board of Directors of the corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the corporation may determine, from time to time.

          The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

          Shares of Common Stock and Preferred Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

         1. Designation. The Board of Directors does hereby provide for the issue of a new class of Preferred Stock of the Corporation, to be designated and known as the Series B Convertible Preferred Stock. As used herein, the term "Series B Convertible Preferred Stock" shall refer to the shares of this Corporation's Series B Convertible Preferred Stock, and the term "Preferred Share" shall refer to one share of Series B Convertible Preferred Stock, and the term "Preferred Shares" shall refer to more than one such Share.

     2. Number of Shares. The number of shares constituting the Series B Convertible Preferred Stock shall be and the same is hereby fixed as 1,000,000.

     3. Stated Capital. The amount to be represented in stated capital at all times for each share of the Series B Convertible Preferred Stock shall be its par value of $.001 per share.

     4. Rank. Subject to Section 6, the Series B Convertible Preferred Stock shall, with respect to rights on liquidation, rank equivalent to all classes of the common stock, $.01 par value per share (collectively, the "Common Stock" or "Common Shares"), of the Corporation.

     5. Dividends. The holders of outstanding Preferred Shares shall not be entitled to receive dividends prior to the second anniversary of the Closing Date (as defined in Subsection 8(a) below). Thereafter, in the event the Conversion Test (as defined in Section 8(a) below) is satisfied, the Series B Convertible Preferred Stock will participate in any dividends declared on the Common Stock, on an as-converted basis under Conversion Option B (as defined in Section 8(b) below).

         6. Liquidation Rights. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation prior to the second anniversary of the Closing Date, or subsequent to the Closing Date if the Conversion Test is not satisfied, the holders of Series B Convertible Preferred Stock shall be entitled to $0.001 per share. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation after the satisfaction of the Conversion Test, the holders of Series B Convertible Preferred Stock shall be entitled to share with the holders of Common Shares pari passu in the assets of the Corporation, on an as converted basis under Conversion Option B, whether such assets are capital or surplus of any nature. A Reorganization (as defined in Subsection 9(f) below) shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 6.

     7. Redemption. Shares of Series B Convertible Preferred Stock may not be redeemed by the Corporation absent the unanimous consent of the holders thereof.

         8.       Conversion Rights.

                  (a) The Preferred Shares shall be convertible at any time from and after the date the Company's net profits for any fiscal year equal or exceed $3.5 million. If the Corporation is sold (whether by sale of all or substantially all of its stock or assets, or by a merger in which the Corporation is not the surviving corporation) at a per share price which exceeds 150% of the initial public offering price of the Common Stock, the Conversion Test will be deemed satisfied, the Preferred Shares will be convertible immediately prior to the closing of such sale, and the holders of the Preferred Shares will be entitled to the rights set forth in Section 6 above.

                  (b) The date on which a conversion of Preferred Shares takes place shall be termed the "Conversion Date" for such shares. The conversion of Preferred Shares shall be on the basis of one share of Common Stock for Preferred Share; provided, however, that such one for one conversion rate shall be subject to adjustment from time to time in certain instances as provided in
Section 9 below (the conversion rate in effect at any given time shall be termed the "Conversion Rate"). Upon conversion, the holder of the Preferred Shares will be required to pay to the Corporation a conversion price for each share equal to 150% of the per share initial public offering price of the Common Stock (the "Conversion Price"). The holder of the Preferred Shares may pay the Conversion Price in cash ("Conversion Option A") or by surrendering additional Preferred Shares, valued at the difference between (i) the average market value of the Common Stock over the five (5) business day period immediately preceding the Conversion Date and (ii) the Conversion Price ("Conversion Option B").

                  (c) As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holders at the office of the then transfer agent for the Series B Convertible Preferred Stock, a certificate or certificates for the number of full shares of Common Stock to which such holders are entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in Subsection 8(d) below. Each holder shall be deemed to have become a shareholder of record of the Common Stock on the Conversion Date.

                  (d) No fractional shares of Common Stock or scrip shall be issued upon conversion of Series B Convertible Preferred Stock. The number of full shares of Common Stock issuable upon conversion of such Preferred Shares shall be computed on the basis of the aggregate number of Preferred Shares so surrendered. Instead of any fractional shares of Common Stock which otherwise would be issuable upon conversion of any shares of Series B Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect to such fractional interest based upon the Market Price (as defined in Subsection 13(a)) of the Common Stock at the close of business on the last business day prior to the Conversion Date.

                  (e) If any shares of Common Stock to be reserved for the purpose of conversion of Series B Convertible Preferred Stock require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Corporation shall at its sole cost and expense in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

                  (f) All shares of Common Stock which may be issued upon conversion of Series B Convertible Preferred Stock upon issuance will be validly issued, fully paid and nonassessable. The Corporation will pay any and all documentary taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Preferred Shares pursuant hereto. The Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Preferred Shares so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such transfer has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid. If and to the extent the Corporation is required to withhold taxes in connection with the conversion of the Preferred Shares, the holders thereof may, at their option (and subject to compliance with federal securities laws), effect such withholding by (i) causing the Corporation to retain a portion of the Common Stock issuable upon such conversion (valued at Market Price), or (ii) delivering additional shares of Series B Convertible Preferred Stock (valued at Market Price less Conversion Price).

                  (g) All certificates representing Preferred Shares surrendered for conversion shall be appropriately cancelled on the books of the Corporation and the shares so converted represented by such certificates shall be restored to the status of authorized but unissued shares of Preferred Stock of the Corporation.

         9.       Adjustment of Conversion Rights.

                  (a) In case the Corporation shall, with respect to its Common Stock, (i) pay a dividend or make a distribution on its shares of Common Stock which is paid or made in shares of Common Stock or in securities convertible into or exchangeable for its Common Stock (in which latter event the number of shares of Common Stock initially issuable upon the conversion or exchange of such securities shall be deemed to have been distributed), (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Corporation, the Conversion Rate in effect immediately prior thereto shall be adjusted so that each holder of a Preferred Share thereafter converted shall be entitled to receive the number and kind of shares of Common Stock or other capital stock of the Corporation which it would have owned or been entitled to receive in respect of such Preferred Share immediately after the happening of any of the events described above had such Preferred Share been converted immediately prior to the happening of such event. An adjustment made pursuant to this Section shall become effective immediately after the record date, in the case of a dividend, and shall become effective immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection 9(a), the holder of any Preferred Share thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive), shall determine the allocation of the adjusted Conversion Rate between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

                  In the event that at any time as a result of an adjustment made pursuant to this Subsection 9(a), the holder of any Preferred Share thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Conversion Rate with respect to other shares so receivable upon conversion of any Preferred Share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section 9.

                  (b) In case the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for its Common Stock) at a price per share less than the Market Price per share of Common Stock on the record date mentioned below (other than pursuant to an automatic dividend reinvestment plan of the Corporation or any substantially similar plan) the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the issuance of such rights or warrants by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding (excluding treasury shares) on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding (excluding treasury shares) on the date of issuance of such rights or warrants, plus the number of shares of Common Stock which the aggregate subscription or purchase price of the total number of shares offered for subscription or purchase would purchase at such Market Price. Such adjustment shall become effective immediately after the opening of business on the day following the record date for such rights or warrants.

                  In case the Corporation shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends out of legally available funds and dividends or distributions payable in capital stock or other securities for which adjustment is made pursuant to Subsection 9(a) and excluding for purposes of this section rights or warrants to subscribe to securities of the Company), then in each such case the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such distribution by a fraction, of which the numerator shall be the Market Price per share of Common Stock on the record date mentioned below, and of which the denominator shall be such Market Price per share of Common Stock less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution. Anything in this Section 9 to the contrary notwithstanding, the Corporation shall be entitled to make such increase in the number of shares of Common Stock to be acquired upon conversion of a Preferred Share, in addition to those required by this Section 9, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable to the recipients.

                  (c) On the expiration of any rights or warrants referred to in Subsection 9(b), or the termination of any rights of conversion or exchange referred to in Subsection 9(a)(i), the Conversion Rate then in effect shall forthwith be readjusted to such Conversion Rate as would have obtained had the adjustment made upon the issuance of such rights or warrants or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants or upon the conversion or exchange of such securities.

                  (d) Except as provided in Subsections 9(a), 9(b) and 9(c) above, no other event shall effect a change in the Conversion Rate. Whenever the Conversion Rate is adjusted as herein provided, the Chief Financial Officer of the Corporation shall compute the adjusted Conversion Rate in accordance with the provisions of this Section 9 and shall prepare a certificate setting forth such Conversion Rate showing in detail the facts upon which such adjustment is made (the "Adjustment Certificate"). Such Adjustment Certificate shall forthwith be filed with) the transfer agent for the Series B Convertible Preferred Stock, if any, and a notice thereof mailed to the holders of record of the outstanding shares of such series.

                  (e) It the event of any consolidation or merger to which the Corporation is a party other than a consolidation or merger in which the Corporation is the continuing corporation, or the sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety or any statutory exchange of securities with another corporation (includ ing any exchange effected in connection with a merger of a third corporation into the Corporation) (each such transaction referred to herein as "Reorganization"), no adjustment of conversion rights or the Conversion Rate shall be made; provided, however, each holder of a Preferred Share shall thereupon be entitled to receive upon conversion of the Preferred Share, and provision shall be made therefor in any agreement relating to a Reorganization, the kind and number of securities or property (including cash) of the corporation ("Successor Corporation") resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise transferred or with whom securities have been exchanged, which such holder would have owned or been entitled to receive as a result of such Reorganization had such Preferred Share been converted immediately prior to such Reorganization (and assuming such holder failed to make an election, if any was available, as to the kind or amount of securities, property or cash receivable by reason of such Reorganization; provided that if the kind or amount of securities, property or cash receivable upon such Reorganization is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share") then for the purpose of this Subsection 9(e) the kind and amount of securities, property or cash receivable upon such Reorganization for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). In any case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Preferred Shares, to the end that the provisions set forth herein (including the specified changes and other adjustments to the Conversion Rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities or property thereafter receivable upon conversion of the Preferred Shares. The provisions of this Subsection 9(e) shall similarly apply to successive Reorganizations.

                  (f) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Series B Convertible Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect a conversion of all outstanding Series B Convertible Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Convertible Preferred Stock, the Corporation shall promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. In the event of a Reorganization to which Subsection 9(e) above applies, effective provision shall be made in the certificate or articles of incorporation, merger or consolidation or otherwise of the Successor Corporation so that such Successor Corporation will at all times reserve and keep available a sufficient number of shares of common stock or other securities or property to provide for the conversion of the Series B Convertible Preferred Stock in accordance with the provisions of this
Section 9.

                  (g) The Corporation shall not amend its Certificate of Incorporation, or participate in any reorganization, sale or transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith use its best efforts, and assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series B Convertible Preferred Stock set forth herein.

         10.      Voting Rights.

                  (a) The holders of the Series B Convertible Preferred Stock shall vote on all matters with the holders of the Common Stock (and not as a separate class) on a one vote per share basis. The holders of the Series B Convertible Preferred Stock shall be entitled to receive all notices relating to voting as are required to be given to the holders of the Common Stock.

                  (b) In addition to any other rights provided by Subsection 10(a) or by applicable law, so long as any Series B Convertible Preferred Stock shall be outstanding, the Corporation shall not without first obtaining the affirmative vote or written consent of all of the holders of the Preferred Shares outstanding;

     (i) increase the authorized number of shares of Series B Convertible Preferred Stock;

     (ii) create any class or series of shares ranking prior or pari passu to the Series B Convertible Preferred Stock either as to dividends or upon liquidation;
     (iii) amend, alter or repeal any of the preferences or rights of the Series B Convertible Preferred Stock; or

     (iv) authorize any reclassification of the Series B Convertible Preferred Stock.

                  (c) The voting rights set forth in this Section 10 shall in no way be affected by a failure in the satisfaction of the Conversion Test.

     11. Transferability. Subject to restrictions imposed under federal and state securities laws, the Preferred Shares shall be freely transferable by the holders thereof.

     12. Registration Rights. If and to the extent that the shares of Common Stock issuable upon conversion of the Preferred Shares are not includable in a registration statement on Form S-8, the Corporation will prepare and file, at its own expense, a shelf registration statement on Form

S-3 (or such other available Form if Form S-3 shall not be available to the Corporation) to enable them to resell shares of Common Stock acquired upon conversion of the Preferred Shares.

         13.      Definitions.

                  (a) The "Market Price" per share of Common Stock at the time as of which such "Market Price" is determined shall be deemed to be the average of the Closing Prices for twenty (20) business days selected by the Corporation out of the thirty (30) consecutive days immediately preceding the date as of which such "Market Price" is determined, except that for purposes of Section 8(d) above, the "Market Price" shall be the Closing Price on the last business day preceding the event requiring such determination. For the purpose of the foregoing sentence, a "business day" means a day on which the exchange or over-the-counter market on which the Common Shares are traded was open for at least one-half (1/2) of its normal business day.

                  (b) The "Closing Price" on any day shall be the last sale price, regular way, as reported in a composite published report of transactions which includes transactions on the exchange or other principal markets in which the Common Shares are traded or, if there is no such composite report as to any day, the last reported sale price, regular way (or if there is no such reported sale on such day, the average of the closing reported bid and asked prices) on the principal United States securities trading market (whether a stock exchange, NASDAQ, or otherwise) in which the Common Shares are traded; provided, however, that if the Common Shares are not publicly traded or listed during the time of any computation pursuant to this section, their "Market Price" for the purposes hereof shall be the fair value as determined in good faith and certified to the Corporation by any person agreed upon by, and mutually satisfactory to, the President of the Corporation and the holders of the Series B Convertible Preferred Stock; provided, however, that if such persons are unable to agree upon a mutually satisfactory person, then the "Market Price" shall be the fair value as determined in good faith by the Board of Directors of the Corporation.


         IN WITNESS WHEREOF, said Galveston's Steakhouse Corp. has caused this certficate to be signed by Hiram Woo, its President and Secretary, this day of May, 1997.



                                                     Hiram Woo,
                                                     President and Secretary






                                                                   EXHIBIT 3.2

                                                                   EXHIBIT 3.3

                            CERTIFICATE OF AMENDMENT

                                       TO

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          GALVESTON'S STEAKHOUSE CORP.


         GALVESTON'S STEAKHOUSE CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of Galveston's Steakhouse Corp., by unanimous written consent, adopted a resolution setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment advisable and submitting said amendment to the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         "RESOLVED, that in the judgment of the Board of Directors of the Corporation, it is declared advisable and it is hereby proposed that the designations, powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, with respect to the Series B Convertible Preferred Stock of the Corporation, as set forth in Article FOURTH of the Restated Certificate of Incorporation of the Corporation, be, and the same hereby are, amended to read in their entirety as follows:

         1. Designation. The Board of Directors does hereby provide for the issue of a new class of Preferred Stock of the Corporation, to be designated and known as the Series B Convertible Preferred Stock. As used herein, the term "Series B Convertible Preferred Stock" shall refer to the shares of this Corporation's Series B Convertible Preferred Stock, and the term "Preferred Share" shall refer to one share of Series B Convertible Preferred Stock, and the term "Preferred Shares" shall refer to more than one such Share.

         2. Number of Shares. The number of shares constituting the Series B Convertible Preferred Stock shall be and the same is hereby fixed as 1,000,000.




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         3.       Stated Capital.  The amount to be represented in stated
capital at all times for each share of the Series B Convertible Preferred Stock shall be its par value of $.001 per share.

         4. Rank. Subject to Section 6, the Series B Convertible Preferred Stock shall, with respect to rights on liquidation, rank equivalent to all classes of the common stock, $.01 par value per share (collectively, the "Common Stock" or "Common Shares"), of the Corporation.

         5. Dividends. The holders of outstanding Series B Convertible Preferred Stock shall not be entitled to receive dividends prior to the second anniversary of the closing date ("Closing Date") of any initial public offering effected by the Corporation. Thereafter, in the event the Conversion Test (as defined in Section 8(a) below) is satisfied, the Series B Convertible Preferred Stock will participate in any dividends declared on the Common Stock, on an as converted basis.

         6. Liquidation Rights. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation prior to the second anniversary of the Closing Date, or subsequent to the Closing Date if the Conversion Test is not satisfied, the holders of Series B Convertible Preferred Stock shall be entitled to $0.001 per share. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation after the satisfaction of the Conversion Test, the holders of Series B Convertible Preferred Stock shall be entitled to share with the holders of Common Shares pari passu in the assets of the Corporation, on an as converted basis, whether such assets are capital or surplus of any nature. A Reorganization (as defined in Subsection 9(f) below) shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 6.

         7. Redemption. Shares of Series B Convertible Preferred Stock may not be redeemed by the Corporation absent the unanimous consent of the holders thereof.

         8. Conversion Rights.

                  (a) The Preferred Shares shall be convertible after the Closing Date upon the earlier of: (i) eight (8) years after the Closing Date; or
(ii) the first fiscal year of the Corporation in which the Corporation's annual net profits equal or exceed $3.5 million (the "Conversion Test"). If the Corporation is sold (whether by sale of all or substantially all of its stock or assets, or by a merger in which the Corporation is not the surviving corporation) at a per share price which exceeds 150% of the initial public offering price of the Common Stock, the Conversion Test will be deemed satis fied, the Preferred Shares will be convertible immediately prior to the closing of such sale, and the holders of the Preferred Shares will be entitled to the rights set forth in Section 6 above.

                  (b) The date on which a conversion of Preferred Shares takes place shall be termed the "Conversion Date" for such shares. The conversion of Preferred Shares shall be on the basis of one share of Common Stock for one Preferred Share; provided, however, that such one for one conversion rate shall be subject to adjustment from time to time in certain instances as provided in
Section 9 below (the conversion rate in effect at any given time shall be termed the "Conversion

Rate"). Upon conversion, the holder of the Preferred Shares will be required to pay to the Corporation a conversion price for each share equal to 150% of the per share initial public offering price of the Common Stock (the "Conversion Price"). The holder of the Preferred Shares shall pay the Conversion Price in cash.

                  (c) As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holders at the office of the then transfer agent for the Series B Convertible Preferred Stock, a certificate or certificates for the number of full shares of Common Stock to which such holders are entitled and a check or cash with respect to any fractional interest in a share of Common Stock as provided in Subsection 8(d) below. Each holder shall be deemed to have become a shareholder of record of the Common Stock on the Conversion Date.

                  (d) No fractional shares of Common Stock or scrip shall be issued upon conversion of Series B Convertible Preferred Stock. The number of full shares of Common Stock issuable upon conversion of such Preferred Shares shall be computed on the basis of the aggregate number of Preferred Shares so surrendered. Instead of any fractional shares of Common Stock which otherwise would be issuable upon conversion of any shares of Series B Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect to such fractional interest based upon the Market Price (as defined in Subsection 13(a)) of the Common Stock at the close of business on the last business day prior to the Conversion Date.

                  (e) If any shares of Common Stock to be reserved for the purpose of conversion of Series B Convertible Preferred Stock require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Corporation shall at its sole cost and expense in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be.

                  (f) All shares of Common Stock which may be issued upon conversion of Series B Convertible Preferred Stock upon issuance will be validly issued, fully paid and nonassessable. The Corporation will pay any and all documentary taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Preferred Shares pursuant hereto. The Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Preferred Shares so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such transfer has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid. If and to the extent the Corporation is required to withhold taxes in connection with the conversion of the Preferred Shares, the holders thereof may, at their option (and subject to compliance with federal securities laws), effect such withholding by (i) causing the Corporation to retain a portion of the Common Stock issuable upon such conversion (valued at Market Price), or (ii) delivering additional shares of Series B Convertible Preferred Stock (valued at Market Price less Conversion Price).

                  (g) All certificates representing Preferred Shares surrendered for conversion shall be appropriately canceled on the books of the Corporation and the shares so converted represented by such certificates shall be restored to the status of authorized but unissued shares of Preferred Stock of the Corporation.

         9.       Adjustment of Conversion Rights.

                  (a) In case the Corporation shall, with respect to its Common Stock, (i) pay a dividend or make a distribution on its shares of Common Stock which is paid or made in shares of Common Stock or in securities convertible into or exchangeable for its Common Stock (in which latter event the number of shares of Common Stock initially issuable upon the conversion or exchange of such securities shall be deemed to have been distributed), (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Corporation, the Conversion Rate in effect immediately prior thereto shall be adjusted so that each holder of a Preferred Share thereafter converted shall be entitled to receive the number and kind of shares of Common Stock or other capital stock of the Corporation which it would have owned or been entitled to receive in respect of such Preferred Share immediately after the happening of any of the events described above had such Preferred Share been converted immediately prior to the happening of such event. An adjustment made pursuant to this Section shall become effective immediately after the record date, in the case of a dividend, and shall become effective immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection 9(a), the holder of any Preferred Share thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive), shall determine the allocation of the adjusted Conversion Rate between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

                  In the event that at any time as a result of an adjustment made pursuant to this Subsection 9(a), the holder of any Preferred Share thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Conversion Rate with respect to other shares so receivable upon conversion of any Preferred Share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section 9.

                  (b) In case the Corporation shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for its Common Stock) at a price per share less than the Market Price per share of Common Stock on the record date mentioned below (other than pursuant to an automatic dividend reinvestment plan of the Corporation or any substantially similar plan) the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the issuance of such rights or warrants by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding (excluding treasury shares) on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common

Stock outstanding (excluding treasury shares) on the date of issuance of such rights or warrants, plus the number of shares of Common Stock which the aggregate subscription or purchase price of the total number of shares offered for subscription or purchase would purchase at such Market Price. Such adjustment shall become effective immediately after the opening of business on the day following the record date for such rights or warrants.

                  In case the Corporation shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends out of legally available funds and dividends or distributions payable in capital stock or other securities for which adjustment is made pursuant to Subsection 9(a) and excluding for purposes of this section rights or warrants to subscribe to securities of the Corporation), then in each such case the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such distribution by a fraction, of which the numerator shall be the Market Price per share of Common Stock on the record date mentioned below, and of which the denominator shall be such Market Price per share of Common Stock less the then fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution. Anything in this Section 9 to the contrary notwithstanding, the Corporation shall be entitled to make such increase in the number of shares of Common Stock to be acquired upon conversion of a Preferred Share, in addition to those required by this Section 9, as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable to the recipients.

                  (c) On the expiration of any rights or warrants referred to in Subsection 9(b), or the termination of any rights of conversion or exchange referred to in Subsection 9(a)(i), the Conversion Rate then in effect shall forthwith be readjusted to such Conversion Rate as would have obtained had the adjustment made upon the issuance of such rights or warrants or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such rights or warrants or upon the conversion or exchange of such securities.

                  (d) Except as provided in Subsections 9(a), 9(b) and 9(c) above, no other event shall effect a change in the Conversion Rate. Whenever the Conversion Rate is adjusted as herein provided, the Chief Financial Officer of the Corporation shall compute the adjusted Conversion Rate in accordance with the provisions of this Section 9 and shall prepare a certificate setting forth such Conversion Rate showing in detail the facts upon which such adjustment is made (the "Adjustment Certificate"). Such Adjustment Certificate shall forthwith be filed with) the transfer agent for the Series B Convertible Preferred Stock, if any, and a notice thereof mailed to the holders of record of the outstanding shares of such series.

                  (e) It the event of any consolidation or merger to which the Corporation is a party other than a consolidation or merger in which the Corporation is the continuing corporation, or the sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety or any statutory exchange of securities with another corporation (includ ing any exchange effected in connection with a merger of a third corporation into the Corporation)
(each such transaction referred to herein as "Reorganization"), no adjustment of conversion rights or the Conversion Rate shall be made; provided, however, each holder of a Preferred Share shall thereupon be entitled to receive upon conversion of the Preferred Share, and provision shall be made therefor in any agreement relating to a Reorganization, the kind and number of securities or property (including cash) of the corporation ("Successor Corporation") resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise transferred or with whom securities have been exchanged, which such holder would have owned or been entitled to receive as a result of such Reorganization had such Preferred Share been converted immediately prior to such Reorganization (and assuming such holder failed to make an election, if any was available, as to the kind or amount of securities, property or cash receivable by reason of such Reorganization; provided that if the kind or amount of securities, property or cash receivable upon such Reorganization is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share") then for the purpose of this Subsection 9(e) the kind and amount of securities, property or cash receivable upon such Reorganization for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). In any case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Preferred Shares, to the end that the provisions set forth herein (including the specified changes and other adjustments to the Conversion Rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities or property thereafter receivable upon conversion of the Preferred Shares. The provisions of this Subsection 9(e) shall similarly apply to successive Reorganizations.

                  (f) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Series B Convertible Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect a conversion of all outstanding Series B Convertible Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Convertible Preferred Stock, the Corporation shall promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. In the event of a Reorganization to which Subsection 9(e) above applies, effective provision shall be made in the certificate or articles of incorporation, merger or consolidation or otherwise of the Successor Corporation so that such Successor Corporation will at all times reserve and keep available a sufficient number of shares of common stock or other securities or property to provide for the conversion of the Series B Convertible Preferred Stock in accordance with the provisions of this Section 9.

                  (g) The Corporation shall not amend its Certificate of Incorporation, or participate in any reorganization, sale or transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith use its best efforts, and assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series B Convertible Preferred Stock set forth herein.

         10.      Voting Rights.

                  (a) The holders of the Series B Convertible Preferred Stock shall vote on all matters with the holders of the Common Stock (and not as a separate class) on a one vote per share basis. The holders of the Series B Convertible Preferred Stock shall be entitled to receive all notices relating to voting as are required to be given to the holders of the Common Stock.

                  (b) In addition to any other rights provided by Subsection 10(a) or by applicable law, so long as any Series B Convertible Preferred Stock shall be outstanding, the Corporation shall not without first obtaining the affirmative vote or written consent of all of the holders of the Preferred Shares outstanding;

                           (i)      increase the authorized number of shares of
Series B Convertible Preferred Stock;

                           (ii)     create any class or series of shares ranking
prior or pari passu to the Series B Convertible Preferred Stock either as to dividends or upon liquidation;

                           (iii)    amend, alter or repeal any of the
preferences or rights of the Series B Convertible Preferred Stock; or

                           (iv)     authorize any reclassification of the Series
B Convertible Preferred Stock.

                  (c) The voting rights set forth in this Section 10 shall in no way be affected by a failure in the satisfaction of the Conversion Test.

         11. Transferability. Subject to restrictions imposed under federal and state securities laws, the Preferred Shares shall be freely transferable by the holders thereof.

         12. Registration Rights. If and to the extent that the shares of Common Stock issuable upon conversion of the Preferred Shares are not includable in a registration statement on Form S-8, the Corporation will prepare and file, at its own expense, a shelf registration statement on Form S-3 (or such other available Form if Form S-3 shall not be available to the Corporation) to enable them to resell shares of Common Stock acquired upon conversion of the Preferred Shares.

         13.      Definitions.

                  (a) The "Market Price" per share of Common Stock at the time as of which such "Market Price" is determined shall be deemed to be the average of the Closing Prices for twenty (20)
business days selected by the Corporation out of the thirty (30) consecutive days immediately preceding the date as of which such "Market Price" is determined, except that for purposes of Section 8(d) above, the "Market Price" shall be the Closing Price on the last business day preceding the event requiring such determination. For the purpose of the foregoing sentence, a "business day" means a day on which the exchange or over-the-counter market on which the Common Shares are traded was open for at least one-half (1/2) of its normal business day.

                  (b) The "Closing Price" on any day shall be the last sale price, regular way, as reported in a composite published report of transactions which includes transactions on the exchange or other principal markets in which the Common Shares are traded or, if there is no such composite report as to any day, the last reported sale price, regular way (or if there is no such reported sale on such day, the average of the closing reported bid and asked prices) on the principal United States securities trading market (whether a stock exchange, NASDAQ, or otherwise) in which the Common Shares are traded; provided, however, that if the Common Shares are not publicly traded or listed during the time of any computation pursuant to this section, their "Market Price" for the purposes hereof shall be the fair value as determined in good faith and certified to the Corporation by any person agreed upon by, and mutually satisfactory to, the President of the Corporation and the holders of the Series B Convertible Preferred Stock; provided, however, that if such persons are unable to agree upon a mutually satisfactory person, then the "Market Price" shall be the fair value as determined in good faith by the Board of Directors of the Corporation.

         SECOND: In lieu of a meeting and vote of stockholders, a majority of stockholders of the corporation entitled to vote thereon have given their written consent to said amendment in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said GALVESTON'S STEAKHOUSE CORP. has caused this Certificate to be signed by Richard M. Lee, its Chief Executive Officer, and attested to by Hiram J. Woo, its Secretary this __th day of May, 1997.

                                    GALVESTON'S STEAKHOUSE CORP.

                               By: ________________________________
                                           Richard M. Lee
                                      Chief Executive Officer

CORPORATE SEAL


ATTEST:

By: _________________________
         Hiram J. Woo
          Secretary

                                                                   EXHIBIT 3.4

                                       BY-LAWS

                                          OF

                              GALVESTON'S STEAKHOUSE CORP.


                                       ARTICLE I
                                      Stockholders



                  Section 1.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of Directors at such date, time and place either within or without the State of Delaware as may be designated by the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

                  Section 1.2. Special Meetings. Special meetings of stockholders may be called at any time by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, or the President to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting. A special meeting of stockholders shall be called by the Sec retary upon the written request, stating the purpose of the meeting, of stockholders who together own of record a majority of the outstanding shares of each class of stock entitled to vote at such meeting.

                  Section 1.3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation.

                  Section 1.4. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  Section 1.5. Quorum. At each meeting of stockholders, except where otherwise provided by law or the certificate of incorporation or these by-laws, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or repre sented by proxy, shall constitute a quorum. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 1.4 of these by-laws until a quorum shall attend. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

                  Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman of the Board by the President, or in the absence of the President by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

                  Section 1.7. Voting; Proxies. Unless otherwise provided in the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. If the certificate of incorporation provides for more or less than one vote for any share on any matter, every reference in these by-laws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. With respect to other matters, unless otherwise provided by law or by the certificate of incorporation or these by-laws, the affirmative vote of the holders of a majority of the shares of all classes of stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, provided that (except as otherwise required by law or by the certificate of incorporation) the Board of Directors may require a larger vote upon any such matter. Where a separate vote by class is required, the affirmative vote of the holders of a majority of the shares of each class present in person or represented by proxy at the meeting shall be the act of such class, except as otherwise provided by law or by the certificate of incorporation or these by-laws.

                  Section 1.8. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is expressed; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                  Section 1.9. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

                  Section 1.10. Consent of Stockholders in Lieu of Meeting. Any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


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                                     ARTICLE II
                                 Board of Directors


                  Section 2.1. Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the certificate of incorporation. The Board shall consist of one or more members, the number thereof to be determined from time to time by the Board. Directors need not be stockholders.

                  Section 2.2. Election; Term of Office; Resignation; Removal; Vacancies. Each director shall hold office until the annual meeting of stockholders next succeeding his or her election and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any director may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; except that, if the certificate of incorporation provides for cumulative voting and less than the entire Board is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire Board, or, if there be classes of directors, at an election of the class of directors of which he or she is a part. Whenever the holders of any class or series of stock are entitled to elect one or more directors by the provisions of the certificate of incorporation, the provisions of the preceding sentence shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Unless otherwise provided in the certificate of incorporation or these by-laws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by the sole remaining director so elected.

                  Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

     Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman cf the Board, if any, by the Vice Chairman of the Board, if any, by the President or by any two
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



     directors. Reasonable notice thereof shall be given by the person or persons calling the meeting.

                  Section 2.5. Participation in Meetings by Conference Telephone Permitted. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

                  Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors one-third of the entire Board shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the certificate of incorporation or these by-laws shall require a vote of a greater number. In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall attend.

                  Section 2.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman of the Board by the President, or in their absence by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

                  Section 2.8. Action by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or conunittee.

     Section 2.9. Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of directors.

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                                        ARTICLE III
                                         Committees


                  Section 3.1. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending these by-laws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                  Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these by-laws.


                                     ARTICLE IV
                                      Officers


                  Section 4.1. Officers; Election. As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect a President and a Secretary, and it may, if it so determines, elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board may also elect one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as the Board may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person.

                  Section 4.2. Term of office; Resignation; Removal; Vacancies. Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting.

                  Section 4.3. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board and as may be provided by law.

                  Section 4.4. Vice Chairman of the Board. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board and as may be provided by law.

                  Section 4.5. President. In the absence of the Chairman of the Board and Vice Chairman of the Board, the President shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. The President shall be the chief executive officer and shall have general charge and supervision of the business of the Corporation and, in general, shall perform all duties incident to the office of president of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board or as may be provided by law.

                  Section 4.6. Vice Presidents. The Vice President or Vice Presidents, at the request or in the absence of the President or during the President's inability to act, shall perform the duties of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the Board of Directors may determine which one or more of the Vice Presidents shall perform any of such duties; or if such determination is not made by the Board, the President may make such determination; otherwise any of the Vice Presidents may perform any of such duties. The Vice President or Vice Presidents shall have such other powers and shall perform such other duties as may, from time to time, be assigned to him or her or them by the Board or the President or as may be provided by law.

                  Section 4.7. Secretary. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose, shall see that all notices are duly given in accordance with the provisions of these by-laws or as required by law, shall be custodian of the records of the Corporation, may affix the corporate seal to any document the execution of which, on behalf of the Corporation, is duly authorized, and when so affixed may attest the same, and, in general, shall perform all duties incident to the office of secretary of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board or the President or as may be provided by law.

                  Section 4.8. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties, with such surety or sureties as the Board may determine. The Treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation, shall render to the President and to the Board, whenever requested, an account of the financial condition of the Corporation, and, in general, shall perform all the duties incident to the office of treasurer of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board or the President or as may be provided by law.

                  Section 4.9. Other Officers. The other officers, if any, of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in a resolution of the Board of Directors which is not inconsistent with these by-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.


                                        ARTICLE V
                                          Stock


                  Section 5.1. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by such holder in the Corporation. If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer,

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



transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

                  Section 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.


                                                    ARTICLE VI
                                                   Miscellaneous


     Section 6.1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

                  Section 6.2. Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                  Section 6.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the cer tificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or these by-laws.

                  Section 6.4. Indemnification of Directors, Officers and Employees. The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a director, officer or employee. For purposes of this by-law, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term

"other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

                  Section 6.5. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitied to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

                  Section 6.6. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

                  Section 6.7. Amendment of By-Laws. These by-laws may be amended or repealed, and new by-laws adopted, by the Board of Directors, but the stockholders entitled to vote may adopt additional by-laws and may amend or repeal any by-law whether or not adopted by them.

                                                     - 10 -